Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Trevor Burns	Wyatt Jefferies
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8907
trevor.burns@equifax.com	wyatt.jefferies@equifax.com

ATLANTA, October 23, 2019 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended September 30, 2019.

“The third quarter was another very positive step forward for Equifax with strong revenue growth at Workforce Solutions, much improved revenue growth at U.S. Information Solutions and a return to growth at Global Consumer Solutions,” said Mark W. Begor, Chief Executive Officer of Equifax. “During the quarter, we made meaningful additions to our differentiated data assets with the Urjanet partnership while continuing to progress on our multi-year $1.25 billion EFX2020 cloud technology and security transformation program. We continue to make positive steps toward our future as a market leading data, analytics, and technology company.”

Financial Results Summary

The company reported revenue of $875.7 million in the third quarter of 2019, up 5 percent compared to the third quarter of 2018 and up 7 percent on a local currency basis.

Net income attributable to Equifax of $81.1 million was up compared to net income attributable to Equifax of $38.4 million in the third quarter of 2018.

Third quarter diluted EPS attributable to Equifax was $0.66, up compared to $0.32 in the third quarter of 2018.

USIS third quarter results

•
Total revenue was up 2 percent at $315.5 million in the third quarter of 2019 compared to $308.3 million in the third quarter of 2018. Adjusted revenue, which excludes a charge to revenue related to settlements with commercial customers, was up 9 percent at $335.5 million in the third quarter of 2019 compared to $308.3 million in the third quarter of 2018. Operating margin for USIS was 31.1 percent in the third quarter of 2019 compared to 30.9 percent in the third quarter of 2018. Adjusted EBITDA margin for USIS was 44.4 percent in the third quarter of 2019 compared to 46.2 percent in the third quarter of 2018.

•	Online Information Solutions revenue was $233.0 million, up 5 percent compared to the third quarter of 2018. Adjusted revenue was $248.0 million, up 12 percent compared to the third quarter of 2018.

•	Mortgage Solutions revenue was $36.7 million, down 6 percent compared to the third quarter of 2018.

•	Financial Marketing Services revenue was $45.8 million, down 2 percent compared to the third quarter of 2018. Adjusted revenue was $50.8 million, up 8 percent compared to the third quarter of 2018.

International third quarter results

•
Total revenue was $230.5 million in the third quarter of 2019, down 2 percent and up 5 percent compared to the third quarter of 2018 on a reported and local currency basis, respectively. Operating margin for International was 11.3 percent in the third quarter of 2019, compared to 8.2 percent in the third quarter of 2018. Adjusted EBITDA margin for International was 30.9 percent in the third quarter of 2019, compared to 29.4 percent in the third quarter of 2018.

•	Asia Pacific revenue was $77.4 million, down 4 percent compared to the third quarter of 2018 and up 2 percent on a local currency basis.

•	Europe revenue was $64.8 million, down 5 percent compared to the third quarter of 2018 and down slightly on a local currency basis.

•	Latin America revenue was $49.2 million, up 1 percent compared to the third quarter of 2018 and up 15 percent on a local currency basis.

•	Canada revenue was $39.1 million, up 5 percent compared to the third quarter of 2018 and up 6 percent on a local currency basis.

Workforce Solutions third quarter results

•
Total revenue was $240.6 million in the third quarter of 2019, a 19 percent increase compared to the third quarter of 2018. Operating margin for Workforce Solutions was 41.4 percent in the third quarter of 2019 compared to 38.1 percent in the third quarter of 2018. Adjusted EBITDA margin for Workforce Solutions was 48.8 percent in the third quarter of 2019 compared to 47.5 percent in the third quarter of 2018.

•	Verification Services revenue was $185.3 million, up 29 percent compared to the third quarter of 2018.

•	Employer Services revenue was $55.3 million, down 5 percent compared to the third quarter of 2018.

Global Consumer Solutions third quarter results

•
Revenue was $89.1 million in the third quarter of 2019, up slightly and up 1 percent compared to the third quarter of 2018 on a reported and local currency basis, respectively. Operating margin was 13.4 percent in the third quarter of 2019 compared to 13.8 percent in the third quarter of 2018. Adjusted EBITDA margin was 24.9 percent compared to 28.3 percent in the third quarter of 2018.

Adjusted Revenue, Adjusted EPS and Adjusted EBITDA Margin

•
Adjusted revenue was $895.7 million in the third quarter of 2019, up 7 percent compared to the third quarter of 2018. The financial measure for 2019 excludes a charge to revenue related to settlements with commercial customers. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•
Adjusted EPS attributable to Equifax was $1.48 in the third quarter of 2019, up 5 percent compared to the third quarter of 2018. This financial measure for 2019 excludes a charge to revenue related to settlements with commercial customers. The financial measure for both 2019 and 2018 excludes cybersecurity incident related costs, acquisition-related amortization expense, net of associated tax impacts, the foreign currency impacts of Argentina being a highly inflationary economy, and income tax effects of stock awards recognized upon vesting or settlement. The financial measure for 2018 excludes an accrual for a legal settlement that was not related to the 2017 cybersecurity incident. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•
Adjusted EBITDA margin was 33.9 percent in the third quarter of 2019 compared to 33.0 percent in the third quarter of 2018. This financial measure has been adjusted to exclude certain items, including costs related to the cybersecurity incident, a charge to revenue related to settlements with commercial customers, a legal settlement, and the foreign currency impacts of Argentina being a highly inflationary economy, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

Fourth Quarter and Full Year Guidance

•
For the fourth quarter of 2019, we expect reported revenue to be between $885 and $900 million, reflecting local currency growth of 7.5% to 9.5%, as compared to the fourth quarter of 2018, partially offset by an expected about 1.5% negative impact of foreign exchange. Adjusted EPS is expected to be between $1.47 and $1.52 per share. The impact of foreign exchange on adjusted EPS compared to the fourth quarter of 2018 is expected to be negative $0.02 per share.

•
We expect full year 2019 reported revenue to be between $3.507 and $3.522 billion, reflecting local currency growth of 5% compared to 2018, partially offset by an expected 2% negative impact of foreign exchange. Adjusted EPS is expected to be between $5.55 and $5.60 per share. The impact of foreign exchange on adjusted EPS compared to 2018 is expected to be negative $0.15 per share.

About Equifax

Equifax is a global data, analytics, and technology company and believes knowledge drives progress. The Company blends unique data, analytics, and technology with a passion for serving customers globally, to create insights that power decisions to move people forward.

Headquartered in Atlanta, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor's (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 11,000 employees worldwide.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on October 24, 2019 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for costs related to the 2017 cybersecurity incident, acquisition-related amortization expense, net of tax, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy, settlements with commercial customers, a legal settlement, and the income tax effects of stock awards that are recognized upon vesting or settlement. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Additionally, this earnings release presents adjusted revenue which is defined as GAAP revenue adjusted for a charge related to settlements with commercial customers. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our EFX2020 technology and security transformation program, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. Other risk factors include the impact of the 2017 cybersecurity incident and the resulting government investigations, litigation and other impacts on our business and results of operations; potential adverse developments in new and pending legal proceedings or government investigations, including the failure to obtain final approval of our recently-announced agreements to settle our U.S. consumer class action litigation related to the 2017 cybersecurity incident and the investigations of the Federal Trade Commission, the Consumer Financial Protection Bureau (“CFPB”), the Attorneys General of 48 states, the District of Columbia and Puerto Rico, and the New York Department of Financial Services; impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; uncertainties regarding the ultimate amount and timing of payments for the legal proceedings or government investigations related to the 2017 cybersecurity incident; limitations on our ability to access the capital markets and corresponding effects on our ability to finance our obligations; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the CFPB, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority (“FCA”) and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission (“ACCC”) and other regulatory entities of our credit reporting business in Australia and the impact of privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF (LOSS) INCOME

	Three Months Ended September 30,
	2019	2018
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$875.7	$834.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	374.5	376.7
Selling, general and administrative expenses	295.5	317.5
Depreciation and amortization	84.1	75.9
Total operating expenses	754.1	770.1
Operating income	121.6	64.1
Interest expense	(28.0)	(26.7)
Other income, net	2.9	1.3
Consolidated income before income taxes	96.5	38.7
(Provision) benefit for income taxes	(14.0)	0.9
Consolidated net income	82.5	39.6
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.4)	(1.2)
Net income attributable to Equifax	$81.1	$38.4
Basic earnings per common share:
Net income attributable to Equifax	$0.67	$0.32
Weighted-average shares used in computing basic earnings per share	121.0	120.5
Diluted earnings per common share:
Net income attributable to Equifax	$0.66	$0.32
Weighted-average shares used in computing diluted earnings per share	122.3	121.6
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$167.5	$223.6
Trade accounts receivable, net of allowance for doubtful accounts of $12.5 and $10.9 at September 30, 2019 and December 31, 2018, respectively	516.6	469.1
Prepaid expenses	92.7	100.0
Other current assets	76.2	109.6
Total current assets	853.0	902.3
Property and equipment:
Capitalized internal-use software and system costs	899.9	684.1
Data processing equipment and furniture	346.4	344.6
Land, buildings and improvements	234.8	216.1
Total property and equipment	1,481.1	1,244.8
Less accumulated depreciation and amortization	(576.6)	(480.0)
Total property and equipment, net	904.5	764.8
Goodwill	4,227.3	4,129.7
Indefinite-lived intangible assets	94.8	94.8
Purchased intangible assets, net	1,052.0	1,099.2
Other assets, net	299.1	162.4
Total assets	$7,430.7	$7,153.2
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$372.0	$4.9
Accounts payable	135.4	175.7
Accrued expenses	184.4	213.2
Accrued salaries and bonuses	114.6	131.0
Deferred revenue	97.9	98.0
Other current liabilities	587.5	204.0
Total current liabilities	1,491.8	826.8
Long-term debt	2,834.7	2,630.6
Deferred income tax liabilities, net	250.3	316.2
Long-term pension and other postretirement benefit liabilities	130.6	139.3
Other long-term liabilities	164.2	84.6
Total liabilities	4,871.6	3,997.5
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at September 30, 2019 and December 31, 2018; Outstanding shares - 121.1 and 120.6 at September 30, 2019 and December 31, 2018, respectively	236.6	236.6
Paid-in capital	1,392.6	1,356.6
Retained earnings	4,170.4	4,717.8
Accumulated other comprehensive loss	(717.5)	(626.3)
Treasury stock, at cost, 67.6 shares and 68.1 shares at September 30, 2019 and December 31, 2018, respectively	(2,560.4)	(2,571.0)
Stock held by employee benefit trusts, at cost, 0.6 shares at September 30, 2019 and December 31, 2018	(5.9)	(5.9)
Total Equifax shareholders’ equity	2,515.8	3,107.8
Noncontrolling interests including redeemable noncontrolling interests	43.3	47.9
Total equity	2,559.1	3,155.7
Total liabilities and equity	$7,430.7	$7,153.2

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2019	2018
(In millions)	(Unaudited)
Operating activities:
Consolidated net (loss) income	$(403.6)	$279.6
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation and amortization	248.8	235.3
Stock-based compensation expense	40.6	32.8
Deferred income taxes	(81.7)	(13.4)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(49.9)	(32.1)
Other assets, current and long-term	32.6	33.7
Current and long term liabilities, excluding debt	296.3	(28.5)
Cash provided by operating activities	83.1	507.4
Investing activities:
Capital expenditures	(305.7)	(208.1)
Acquisitions, net of cash acquired	(234.8)	(115.8)
Cash received from sale of asset	—	5.6
Investment in unconsolidated affiliates, net	(25.0)	(6.9)
Cash used in investing activities	(565.5)	(325.2)
Financing activities:
Net short-term borrowings (repayments)	367.0	(960.9)
Payments on long-term debt	(50.0)	(100.0)
Borrowings on long-term debt	250.0	994.5
Dividends paid to Equifax shareholders	(141.4)	(140.8)
Dividends paid to noncontrolling interests	(4.8)	(8.7)
Proceeds from exercise of stock options	15.3	11.3
Payment of taxes related to settlement of equity awards	(9.7)	(18.8)
Purchase of redeemable noncontrolling interests	—	(23.5)
Debt issuance costs	—	(7.6)
Payment of contingent consideration	—	(1.5)
Cash provided by (used in) financing activities	426.4	(256.0)
Effect of foreign currency exchange rates on cash and cash equivalents	(0.1)	(9.2)
Decrease in cash and cash equivalents	(56.1)	(83.0)
Cash and cash equivalents, beginning of period	223.6	336.4
Cash and cash equivalents, end of period	$167.5	$253.4

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of adjusted revenue by operating segment?

Adjusted revenue consists of the following components:

(In millions)	Three Months Ended September 30,
					Local Currency
Adjusted revenue**:	2019	2018	$ Change	% Change	% Change*
Online Information Solutions	$248.0	$222.4	$25.6	12%
Mortgage Solutions	36.7	39.0	(2.3)	(6)%
Financial Marketing Services	50.8	46.9	3.9	8%
Total U.S. Information Solutions	335.5	308.3	27.2	9%
Asia Pacific	77.4	80.5	(3.1)	(4)%	2%
Europe	64.8	68.5	(3.7)	(5)%	—%
Latin America	49.2	48.7	0.5	1%	15%
Canada	39.1	37.3	1.8	5%	6%
Total International	230.5	235.0	(4.5)	(2)%	5%
Verification Services	185.3	143.9	41.4	29%
Employer Services	55.3	58.3	(3.0)	(5)%
Total Workforce Solutions	240.6	202.2	38.4	19%
Global Consumer Solutions	89.1	88.7	0.4	—%	1%
Total adjusted revenue	$895.7	$834.2	$61.5	7%	9%
*Reflects percentage change in revenue conforming 2019 results using 2018 exchange rates.
**Adjusted revenue is defined as GAAP revenue adjusted for a charge related to settlements with commercial customers. See Non-GAAP reconciliation D for a reconciliation of operating revenue to adjusted revenue.

2. What drove the fluctuation in the effective tax rate?

Our effective income tax rate is 14.5% for the three months ended September 30, 2019 compared to a 2.3% benefit for the three months ended September 30, 2018. Our third quarter 2019 tax rate is higher due to discrete benefits being proportionally lower compared to pre-tax book income in the third quarter of 2018. We computed third quarter and year-to-date income taxes for 2019 using the discrete method, applying the actual year-to-date effective tax rate to our pre-tax income (loss). We believe that this method yields a more reliable income tax calculation for the period due to the uncertainty associated with the estimate of our annual domestic pre-tax book income (loss) due to the ongoing litigation, claims, and government investigations related to the 2017 cybersecurity incident.

3. What is the breakdown of the costs related to the September 2017 cybersecurity incident?

Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer.

In the third quarter of 2019, the Company did not record an accrual in addition to the $701.3 million recorded in the first six months of 2019 for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal and professional services expenses. While it is reasonably possible that losses exceeding the amount accrued will be incurred, it is not possible at this time to estimate the additional possible loss in excess of the amount already accrued that might result from adverse judgments, settlements, penalties or other resolution of the proceedings and investigations related to the 2017 cybersecurity incident based on a number of factors, such as the various stages of these proceedings and investigations, that alleged damages have not been specified or are uncertain, the uncertainty as to the certification of a class or classes and the size of any certified class, as applicable, and the lack of resolution on significant factual and legal issues. The ultimate amount paid on these actions, claims and investigations in excess of the amount already accrued could be material to the Company’s consolidated financial condition, results of operations, or cash flows in future periods.

We recorded $77.0 million ($56.8 million, net of tax) and $116.5 million ($89.2 million, net of tax) for the third quarter of 2019 and 2018, respectively, for costs related to the 2017 cybersecurity incident, incremental information technology and data security costs. The components of the costs are as follows:

(In millions)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
2017 cybersecurity incident related costs:
Technology and data security	64.5	92.6
Legal and investigative fees	10.3	16.1
Product liability	2.2	7.8
Total	$77.0	$116.5

The $64.5 million and $92.6 million of technology and data security costs include incremental costs to transform our technology infrastructure and improve application, network, data security, and the costs of development and launch of Lock and Alert™. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $10.3 million and $16.1 million of legal and investigative fees include legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the 2017 cybersecurity incident. The $2.2 million and $7.8 million of product liability costs include the expected costs of fulfillment of TrustedID® Premier and support of consumers using TrustedID® Premier. Additionally, in 2018, the Company extended the free credit file monitoring services for impacted consumers using the free TrustedID® Premier service by providing them the opportunity to enroll in Experian® IDNotify™ at no cost for an additional twelve months.
Since the announcement of the cybersecurity incident in September 2017, we have incurred a total of $1,521.8 million of costs related to the incident, incremental technology and data security costs, and an accrual for losses associated with legal proceedings and government investigations related to the 2017 cybersecurity incident.
We expect 2017 cybersecurity incident related costs for the remainder of 2019 to be less than the levels incurred in 2018. 2017 cybersecurity incident related costs do not include the accrual for legal proceedings and government investigations related to the 2017 cybersecurity incident, as further described in the Notes to the reconciliations of this release.
At the time of the 2017 cybersecurity incident, we had $125.0 million of cybersecurity insurance coverage, above a $7.5 million deductible, to limit our exposure to losses such as those related to this incident. Since the announcement of the 2017 cybersecurity incident, we have received the maximum reimbursement under the insurance policy of $125.0 million, all of which was received prior to 2019.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, settlements with commercial customers, the income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, a legal settlement, and income tax adjustments:

	Three Months Ended September 30,
(In millions, except per share amounts)	2019	2018	$ Change	% Change
Net income attributable to Equifax	$81.1	$38.4	$42.7	111%
Acquisition-related amortization expense of certain acquired intangibles (1)	35.1	36.5	(1.4)	(4)%
2017 cybersecurity incident related costs (2)	77.0	116.5	(39.5)	(34)%
Settlements with commercial customers (3)	20.0	—	20.0	100%
Income tax effects of stock awards that are recognized upon vesting or settlement (4)	(2.0)	(2.0)	—	—%
Argentina highly inflationary foreign currency adjustment (5)	0.5	1.2	(0.7)	nm
Legal settlement (6)	—	18.5	(18.5)	(100)%
Tax impact of adjustments (7)	(30.3)	(37.2)	6.9	(19)%
Net income attributable to Equifax, adjusted for items listed above	$181.4	$171.9	$9.5	6%
	$1.48	$1.41	$0.07	5%
Weighted-average shares used in computing diluted EPS	122.3	121.6

nm - not meaningful

(1)
During the third quarter of 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.1 million ($29.9 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $5.2 million of tax is comprised of $9.2 million of tax expense net of $4.0 million of a cash income tax benefit. During the third quarter of 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $36.5 million ($31.0 million, net of tax). The $5.5 million of tax is comprised of $9.4 million of tax expense net of $3.9 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)
During the third quarter of 2019, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $77.0 million ($56.8 million, net of tax). During the third quarter of 2018, we recorded $116.5 million ($89.2 million, net of tax) for costs related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)
During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(4)
During the third quarter of 2019 and 2018, we recorded a tax benefit of $2.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(5)
Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the third quarter of 2019 and the third quarter of 2018, we recorded a foreign currency loss of $0.5 million and $1.2 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(6)
During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the cybersecurity incident. See the Notes to this reconciliation for additional detail.

(7)
During the third quarter of 2019, we recorded the tax impact of adjustments of $30.3 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.2 million ($9.2 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $20.2 million related to expenses for the 2017 cybersecurity incident, and (iii) a tax adjustment of $4.9 million related to the settlement with commercial customers.

During the third quarter of 2018, we recorded the tax impact of adjustments of $37.2 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.5 million ($9.4 million of tax expense net of $3.9 million of cash income tax benefit), (ii) a tax adjustment of $27.3 million related to expenses for the 2017 cybersecurity incident, and (iii) a tax adjustment of $4.4 million related to the settlement of a legal claim.

B. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers, and net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, costs related to the 2017 cybersecurity incident, settlements with commercial customers, Argentina highly inflationary foreign currency adjustment, a legal settlement, and presentation of adjusted EBITDA margin:

	Three Months Ended September 30,
(in millions)	2019	2018	$ Change	% Change
Revenue	$875.7	$834.2	$41.5	5%
Settlements with commercial customers (2)	20.0	—	20.0	nm
Adjusted Revenue	$895.7	$834.2	$61.5	7%

Net income attributable to Equifax	$81.1	$38.4	$42.7	111%
Income taxes	14.0	(0.9)	14.9	(1,656)%
Interest expense, net*	27.4	25.9	1.5	6%
Depreciation and amortization	84.1	75.9	8.2	11%
2017 cybersecurity incident related costs (1)	77.0	116.5	(39.5)	(34)%
Settlements with commercial customers (2)	20.0	—	20.0	nm
Argentina highly inflationary foreign currency adjustment (3)	0.5	1.2	20.0	nm
Legal settlement (4)	—	18.5	(0.7)	nm
Adjusted EBITDA, excluding the items listed above	$304.1	$275.5	$28.6	10%
Adjusted EBITDA margin	33.9%	33.0%

nm - not meaningful
*Excludes interest income of $0.6 million in 2019 and $0.8 million in 2018.

(1)
During the third quarter of 2019, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $77.0 million ($56.8 million, net of tax). During the third quarter of 2018, we recorded $116.5 million ($89.2 million, net of tax) for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(2)
During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(3)
Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the third quarter of 2019 and the third quarter of 2018, we recorded a foreign currency loss of $0.5 million and $1.2 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(4)
During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the cybersecurity incident. See the Notes to this reconciliation for additional detail.

C. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers, by segment and operating income to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, costs related to the 2017 cybersecurity incident, settlements with commercial customers, Argentina highly inflationary foreign currency adjustment, a legal settlement, and presentation of adjusted EBITDA margin and adjusted revenue growth for each of the segments:

(In millions)	Three Months Ended September 30, 2019
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense*	Total

Revenue	$315.5	$230.5	$240.6	$89.1	—	$875.7
Adjustments (1)	20.0	—	—	—	—	20.0
Adjusted revenue	$335.5	$230.5	$240.6	$89.1	—	$895.7

Operating income	98.2	26.0	99.6	11.9	(114.1)	121.6
Depreciation and Amortization	21.3	29.1	13.7	3.8	16.2	84.1
Other income/(expense), net**	0.7	3.5	—	—	(1.9)	2.3
Noncontrolling interest	—	(1.4)	—	—	—	(1.4)
Adjustments (1)	28.9	14.1	4.2	6.5	43.8	97.5
Adjusted EBITDA	$149.1	$71.3	$117.5	$22.2	$(56.0)	$304.1
Operating margin	31.1%	11.3%	41.4%	13.4%	nm	13.9%
Adjusted EBITDA margin	44.4%	30.9%	48.8%	24.9%	nm	33.9%

nm - not meaningful
*General Corporate Expense includes non-recurring adjustments of $43.8 million.
**Excludes interest income of $0.5 million in International and $0.1 million in General Corporate Expense.

(In millions)	Three Months Ended September 30, 2018
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense*	Total

Revenue	$308.3	$235.0	$202.2	$88.7	—	$834.2
Operating income	95.4	19.2	77.0	12.2	(139.7)	64.1
Depreciation and Amortization	19.1	28.8	11.4	3.5	13.1	75.9
Other income/(expense), net**	0.8	2.4	—	—	(2.7)	0.5
Noncontrolling interest	—	(1.2)	—	—	—	(1.2)
Adjustments (1)	27.3	19.8	7.5	9.4	72.2	136.2
Adjusted EBITDA	$142.6	$69.0	$95.9	$25.1	$(57.1)	$275.5
Operating margin	30.9%	8.2%	38.1%	13.8%	nm	7.7%
Adjusted EBITDA margin	46.2%	29.4%	47.5%	28.3%	nm	33.0%

nm - not meaningful
*General Corporate Expense includes non-recurring adjustments of $72.2 million.
**Excludes interest income of $0.3 million in International and $0.5 million in General Corporate Expense.

(1)
During the third quarter of 2019, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $77.0 million ($56.8 million, net of tax), a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers and a foreign currency loss of $0.5 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

During the third quarter of 2018, we recorded $116.5 million ($89.2 million, net of tax) for expenses related to the 2017 cybersecurity incident, an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the cybersecurity incident and a foreign currency loss of $1.2 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

D. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers and adjusted revenue growth for each of the segments:

(In millions)	Three Months Ended September 30,
	Operating revenue	Adjustments (1)	Adjusted revenue	Operating revenue			Local Currency
Operating revenue:	2019		2019	2018	$ Change	% Change	% Change*
Online Information Solutions	$233.0	$15.0	$248.0	$222.4	$25.6	12%
Mortgage Solutions	36.7	—	36.7	39.0	(2.3)	(6)%
Financial Marketing Services	45.8	5.0	50.8	46.9	3.9	8%
Total U.S. Information Solutions	315.5	20.0	335.5	308.3	27.2	9%
Asia Pacific	77.4	—	77.4	80.5	(3.1)	(4)%	2%
Europe	64.8	—	64.8	68.5	(3.7)	(5)%	—%
Latin America	49.2	—	49.2	48.7	0.5	1%	15%
Canada	39.1	—	39.1	37.3	1.8	5%	6%
Total International	230.5	—	230.5	235.0	(4.5)	(2)%	5%
Verification Services	185.3	—	185.3	143.9	41.4	29%
Employer Services	55.3	—	55.3	58.3	(3.0)	(5)%
Total Workforce Solutions	240.6	—	240.6	202.2	38.4	19%
Global Consumer Solutions	89.1	—	89.1	88.7	0.4	—%	1%
Total	$875.7	$20.0	$895.7	$834.2	$61.5	7%	9%
*Reflects percentage change in revenue conforming 2019 results using 2018 exchange rates.

(1)
During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Costs related to the 2017 cybersecurity incident - We recorded $77.0 million ($56.8 million, net of tax) and $116.5 million ($89.2 million, net of tax) during the third quarter of 2019 and 2018, respectively, associated with the costs to investigate the 2017 cybersecurity incident, legal fees to respond to subsequent litigation and government investigations, costs to deliver the free product offering made to all U.S. consumers and incremental costs to transform our information technology, data security, and infrastructure. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. Costs related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Settlements with commercial customers - During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. Management believes this adjustment to revenue provides meaningful information regarding our revenue and provides a basis to compare revenue between periods and to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. Management considers these adjustments when assessing historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the third quarter of 2019 and 2018, we recorded a tax benefit of $2.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2019 because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. We recorded foreign currency losses of $0.5 million and $1.2 million during the third quarter of 2019 and 2018, respectively, as a result of remeasuring the peso denominated monetary assets and liabilities due to Argentina being highly inflationary. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Legal settlement - During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for a legal settlement that was not related to the cybersecurity incident. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2018, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.

Adjusted revenue - Management defines adjusted revenue as GAAP revenue adjusted for certain non-recurring items such as a charge related to settlements with commercial customers. Management believes the use of adjusted revenue allows investors to evaluate our performance for different periods on a more comparable basis.